UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2022

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

See the information set forth in Item 5.02 of this Current Report on Form 8-K (“Form 8-K”) relating to the resignation of Cara Cassino, M.D. In addition to the resignation of Dr. Cassino, ContraFect Corporation (the “Company”) implemented a restructuring plan resulting in a reduction to the Company’s workforce of a total of 16 employees (inclusive of Dr. Cassino), or approximately 37% of the Company’s headcount as of June 30, 2022, designed to reduce costs, while maintaining key personnel needed to help preserve the value of the Company’s pipeline (the “Restructuring”). The Company estimates that it will incur approximately $1.5 million of costs in connection with the Restructuring related to severance pay, one-time termination and other related costs. The Company expects the majority of the costs associated with the Restructuring to be incurred during the quarter ending September 30, 2022.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2022, Cara Cassino, M.D. notified the Company of her resignation from her position as Chief Medical Officer and Executive Vice President of Research and Development of the Company effective immediately (the “Effective Date”).

In connection with her resignation, the Company entered into a transition agreement and release with Dr. Cassino (the “Transition Agreement”) pursuant to which (i) Dr. Cassino will cease to serve as the Company’s Chief Medical Officer and Executive Vice President of Research and Development as of the Effective Date, and (ii) Dr. Cassino’s employment with the Company and its subsidiaries will terminate on August 31, 2022 (the “Resignation Date”) or such earlier date as Dr. Cassino’s employment is terminated in accordance with the terms of the Transition Agreement (the actual date of Dr. Cassino’s termination of employment, the “Separation Date”). Under the Transition Agreement, Dr. Cassino will be entitled to receive continued payment of her annual base salary and to participate in the Company’s employee benefit plans through the Separation Date. Additionally, if Dr. Cassino remains continuously employed by the Company through the Resignation Date or the Company terminates Dr. Cassino’s employment on or prior to the Resignation Date without “cause” (as defined in Dr. Cassino’s offer letter with the Company), then, subject to Dr. Cassino’s continued compliance with certain restrictive covenants and execution of a general release of claims, Dr. Cassino will be entitled to receive (i) a severance payment equal to the sum of 18 months of her annual base salary plus 150% of her target bonus, payable in accordance with the Company’s normal payroll practices over the 18 month period following the Separation Date (the “Severance Period”), (ii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months following the Separation Date, (iii) extension of the right to exercise certain vested stock options until the date that is two years following the Separation Date and (iv) a lump sum payment of $62,120.

In addition, Dr. Cassino has agreed during the Severance Period or until such earlier date as is determined by the Company to remain available to answer questions and provide such other transitional consulting services relating to her areas of expertise and work experience as are reasonably requested from time to time by the Company. The Company will pay Dr. Cassino consulting fees of $12,500 per calendar quarter of services she performs, prorated for any partial quarter. Dr. Cassino’s performance of consulting services will constitute her “continuous service” under and within the meaning of the Company’s Omnibus Incentive Plan and her option award agreements such that the outstanding Company stock options held by Dr. Cassino as of the Separation Date will (i) to the extent unvested as of the Separation Date, continue to vest in accordance with their existing terms during the period of time following the Separation Date that she provides such consulting services and (ii) remain exercisable in accordance with their terms while she continues performing the consulting services and for 90 days thereafter (or, with respect to certain vested options for two years following the Separation Date). If the Company terminates the consulting services prior to expiration of the Severance Period other than due to Dr. Cassino’s material breach of the Transition Agreement, the preceding sentence will apply to Dr. Cassino’s options as if she continued to perform consulting services throughout the remainder of the Severance Period.

The description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by words such as “expects,” “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Form 8-K include, without limitation, statements regarding the size, timing and impact of the Restructuring and related activities, the expected size and sufficiency of the Company’s workforce following the Restructuring, and the estimated charges and costs expected to be incurred in connection with the Restructuring. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond the Company’s control, including, without limitation, risks related to the COVID-19 pandemic, that the Company has and expects to continue to incur significant losses, the Company’s need for additional funding, which may not be available, the occurrence of any adverse events related to the discovery, development and commercialization of the Company’s product candidates such as unfavorable clinical trial results, insufficient supplies of drug products, the lack of regulatory approval, or the unsuccessful attainment or maintenance of patent protection, changes in management may negatively affect the Company’s business, and other important risks detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and its other filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by the Company in this Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition Agreement and Release, dated as of August 14, 2022, by and between Cara Cassino, M.D. and ContraFect Corporation.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: August 16, 2022	By:	/s/ Michael Messinger
Michael Messinger
Chief Financial Officer